UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2012

ECHO GLOBAL LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34470	20-5001120
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 West Chicago Avenue
Suite 725
Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(800) 354-7993

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   On March 21, 2012, Echo Global Logistics, Inc. (the “Company”) entered into an Amended and Restated Employment Agreement with Douglas R. Waggoner, effective as of January 1, 2012 (the “Waggoner Agreement”).  The Waggoner Agreement provides for Mr. Waggoner’s continued employment as Chief Executive Officer of the Company through December 31, 2016, unless earlier terminated.  Mr. Waggoner will receive a base salary of not less than $650,000 per annum.  He is also entitled to 24 months of severance pay and accelerated vesting of certain equity awards upon his termination of employment under certain circumstances.  The foregoing description of the Waggoner Agreement is qualified in its entirety by reference to the actual terms of the Waggoner Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 21, 2012, the Company entered into an Amended and Restated Employment Agreement with David B. Menzel, effective as of January 1, 2012 (the “Menzel Agreement”).  The Menzel Agreement provides for Mr. Menzel’s continued employment as Chief Financial Officer of the Company through December 31, 2016, unless earlier terminated.  Mr. Menzel will receive a base salary of not less than $450,000 per annum.  He is also entitled to 12 months of severance pay and accelerated vesting of certain equity awards upon his termination of employment under certain circumstances.  The foregoing description of the Menzel Agreement is qualified in its entirety by reference to the actual terms of the Menzel Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 8.01                   Other Events.

On March 15, 2012, Mr. Waggoner adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt pre-arranged plans or contracts for the sale of Company securities under specified conditions and at specified times. Using 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Mr. Waggoner adopted a 10b5-1 plan as part of his individual long-term asset diversification, tax and financial planning strategy. Specifically, his 10b5-1 plan provides for the sale of up to a total of 100,000 shares of the Company’s common stock from April 1, 2012 through March 31, 2013.  Any shares that are sold under Mr. Waggoner’s plan will be sold on the open market at prevailing market prices and subject to minimum price thresholds specified in his plan.

Transactions under Mr. Waggoner’s plan, if any, will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations.

This current report contains forward-looking statements that are subject to risks and uncertainties, and there can be no assurance that any shares will be sold under Mr. Waggoner’s plan. Investors should refer to the Company’s annual and other periodic reports filed with the Securities and Exchange Commission for a discussion of the risks and uncertainties associated with ownership of the Company’s securities. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of March 21, 2012 and effective as of January 1, 2012, by and between Echo Global Logistics, Inc. and Douglas R. Waggoner.
10.2	Amended and Restated Employment Agreement, entered into as of March 21, 2012 and effective as of January 1, 2012, by and between Echo Global Logistics, Inc. and David B. Menzel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO GLOBAL LOGISTICS, INC.

Dated: March 27, 2012	By:	/s/ David B. Menzel
	Name:	David B. Menzel
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, entered into as of March 21, 2012 and effective as of January 1, 2012, by and between Echo Global Logistics, Inc. and Douglas R. Waggoner.
10.2	Amended and Restated Employment Agreement, entered into as of March 21, 2012 and effective as of January 1, 2012, by and between Echo Global Logistics, Inc. and David B. Menzel.